UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2021

CARLISLE COMPANIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 781-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	CSL	New York Stock Exchange
Preferred Stock Purchase Rights, $1 par value	n/a	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2021, Carlisle Companies Incorporated, a Delaware corporation (the “Company”), ASP Henry Holdings, Inc., a Delaware corporation and a portfolio company of American Securities LLC (“Henry”), ASP Henry Investco LP, a Delaware limited partnership, solely in its capacity as the representative of all of the equityholders of Henry, and Aaron Merger Sub, Inc., a Delaware corporation and wholly-owned indirect subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company agreed to acquire Henry through a merger of Merger Sub with and into Henry (the “Merger”), with Henry surviving the Merger as a wholly-owned indirect subsidiary of the Company. Pursuant to the Merger Agreement, the Company will pay Henry’s equityholders an aggregate of $1.575 billion in cash, subject to certain customary adjustments (the “Merger Consideration”), upon the closing of the Merger (the “Closing”). The adjustments to the Merger Consideration include, among others, (i) a working capital adjustment, (ii) an upward adjustment for any cash and cash equivalents held by Henry at the Closing, and (iii) a downward adjustment for the aggregate amount of Henry’s indebtedness, certain expenses related to the transaction and other related fees and expenses.

The Merger Agreement contains customary representations, warranties, covenants and agreements of the parties. The Closing is subject to conditions that include, among others, receipt of regulatory approvals, correctness of the representations and warranties of the parties (subject to certain materiality standards set forth in the Merger Agreement) and material compliance by the parties with their respective obligations under the Merger Agreement that must be complied with by such party at or prior to the Closing. Subject to regulatory approvals, the Closing is expected to occur within the third quarter of 2021. The Agreement provides that, upon the termination of the Agreement under certain conditions, the Company will be required to pay to Henry or its designees a customary termination fee as set forth in the Merger Agreement.

The representations, warranties, covenants and agreements set forth in the Merger Agreement have been made only for the purposes of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures, may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

A copy of the Merger Agreement has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

This Form 8-K contains forward-looking statements, including those with respect to the acquisition of Henry and the anticipated timing of the closing of the transaction. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Actual results could differ materially from those reflected in the Form 8-K for various reasons, including the failure of the parties to meet or waive closing conditions and failure to receive required regulatory approvals. The Company disclaims any obligation to update forward-looking statements except as required by law.

Item 7.01.	Regulation FD Disclosure.

On July 19, 2021, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 18, 2021, by and among Carlisle Companies Incorporated, ASP Henry Holdings, Inc., ASP Henry Investco LP and Aaron Merger Sub, Inc.

99.1	Press Release of Carlisle Companies Incorporated, dated July 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2021

CARLISLE COMPANIES INCORPORATED

	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer